UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2025

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	ILPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Industrial Logistics Properties Trust or certain of its subsidiaries, as the context requires.

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2025, certain of our subsidiaries entered into a mortgage loan agreement with Citi Real Estate Funding Inc., Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Bank of Montreal, Royal Bank of Canada and UBS AG New York Branch, or collectively, the lenders, pursuant to which we obtained, in aggregate, a $1.16 billion loan secured by 101 of our properties, or the Loan. Also on June 26, 2025, we entered into a guaranty in favor of the lenders, pursuant to which we guaranteed certain limited recourse obligations of our subsidiaries with respect to the Loan. The Loan matures in July 2030 and bears interest at a weighted average fixed rate of 6.399% per annum.

We used the net proceeds from the Loan and cash on hand toward the repayment in full of the $1.235 billion in aggregate principal amount outstanding under our floating rate loan with Citi Real Estate Funding Inc., UBS AG New York (1285 Avenue of the Americas) Branch, Bank of America, N.A., Bank of Montreal and Morgan Stanley Mortgage Capital Holdings LLC, as mortgage lenders, and Citigroup Global Markets Realty Corp., UBS AG New York (1285 Avenue of the Americas) Branch, Bank of America, N.A., Bank of Montreal and Morgan Stanley Mortgage Capital Holdings LLC, as mezzanine lenders, and then terminated the agreements governing the floating rate loan in accordance with their terms and without penalty.

The agreement governing the Loan contains customary covenants and provides for acceleration of payment of all amounts due thereunder upon the occurrence and continuation of certain events of default.

The lenders and/or certain of their affiliates under the Loan have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.

The descriptions of the agreements governing the Loan and related guaranty and the terminated floating rate loan included in this Item 1.01 are not complete and are subject to and qualified in their entirety by reference to the copy of the loan agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K, and to the copies of the loan agreement and mezzanine loan agreement that were previously filed as Exhibits 10.1 and 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2022, each of which is incorporated in this Current Report on Form 8-K by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is hereby made to the information in Item 1.01 of this Current Report on Form 8-K, which is incorporated in these Items 1.02 and 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement, dated as of June 26, 2025, among certain subsidiaries of Industrial Logistics Properties Trust, Citi Real Estate Funding Inc., Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Bank of Montreal, Royal Bank of Canada and UBS AG New York Branch. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ Tiffany R. Sy
Name:	Tiffany R. Sy
Title:	Chief Financial Officer and Treasurer

Dated: July 1, 2025